SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): August 31, 2003



                      Dean Witter Principal Plus Fund L.P.
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             (Exact Name of Registrant as Specified in its Charter)



             Delaware                     0-18314               13-3541588
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   (State or Other Jurisdiction       (Commission File       (I.R.S. Employer
        of Incorporation)                 Number)          Identification No.)



           c/o Demeter Management Corporation
               825 Third Avenue, 9th Floor
                      New York, NY                                10022
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        (Address of Principal Executive Offices)                (Zip Code)



       Registrant's telephone number, including area code: (212) 310-6444



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS


      Effective August 31, 2003, Dean Witter Principal Plus Fund's Guarantee Period terminated. The Yield Pool will be liquidated and the net proceeds of such liquidation will be contributed to the Trading Company and 100% of the Fund's assets will be actively traded pursuant to the Balanced Portfolio Program of the trading advisor, SSARIS Advisors, LLC (formerly, RXR, Inc.). As a result, the performance of the Principal Plus Fund will be subject to increased volatility. Limited Partners will be notified in advance if and when a new yield pool and guarantee period are established. Until further notice, Limited Partners will be permitted to redeem their Units as of the last day of any month.

                                    Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DEAN WITTER PRINCIPAL PLUS FUND L.P.

Date:  October 17, 2003            By:  DEMETER MANAGEMENT CORPORATION,
                                         as General Partner

                                   /s/ Jeffrey A. Rothman
                                   ------------------------------------
                                   Name:  Jeffrey A. Rothman
                                   Title: President